Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 28, 2024, in Pre-Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-283359 on Form S-3) and related Prospectus of Palladyne AI Corp., formerly known as Sarcos Technology and Robotics Corporation.

/s/ Ernst & Young LLP

Salt Lake City, Utah

December 17, 2024